UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): March 21, 2014

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement

On March 21, 2014, Orient-Express Hotels Ltd. (the “Company”) and its wholly-owned subsidiary Belmond Iterfin Ltd. (the “Borrower”) entered into a senior secured credit facility (the “Credit Agreement”) with the term lenders from time to time party thereto, and Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Credit Agricole Corporate and Investment Bank as revolving lenders.  Barclays Bank PLC is also administrative agent, collateral agent and swingline lender under the Credit Agreement.

The facility under the Credit Agreement consists of a $552.0 million seven-year term loan and a $105.0 million five-year, multi-currency revolving credit facility. The term loan is comprised of a $345.0 million U.S. dollar-denominated tranche and a €150.0 million euro-denominated tranche ($207.0 million as of the closing date).

The Company intends to utilize the term loan proceeds to refinance all of the funded debt of the Company and its subsidiaries, other than the debt of Charleston Center LLC in South Carolina, a consolidated variable interest entity with separate non-recourse financing.  Among the debt to be refinanced is the Amended and Restated Secured Facility Agreement dated August 1, 2012 used to finance the Company's hotels in Italy, filed as Exhibit 4.1 to the Company’s Form 10-K annual report for the year ended December 31, 2013.  The Company intends to utilize the multi-currency revolving credit facility for general corporate purposes.

Interest on the U.S. dollar-denominated tranche of the term loan will be calculated at LIBOR plus a 3.00% margin or Base Rate plus a 2.00% margin, at the Borrower's option, and interest on the euro-denominated tranche will be calculated at EURIBOR plus a 3.25% margin.  Both tranches of the term loan will be subject to interest rate floors of 1.00%.

The Credit Agreement is guaranteed by the Company and the existing and subsequently acquired direct and indirect wholly-owned material restricted subsidiaries of the Company and the Borrower organized in the United States, United Kingdom, Bermuda, Hong Kong, Singapore, Luxembourg, Russia, Cyprus, Italy and other agreed jurisdictions.  The Credit Agreement is secured by a perfected pledge of and security interest in all of the capital stock issued by the Borrower and by each guarantor (other than the Company) directly held by the Borrower or any other guarantor, and is also secured by substantially all other tangible and intangible personal property of the Borrower and each guarantor.

The Credit Agreement includes customary representations, warranties, affirmative covenants, negative covenants (including a limitation on payment of dividends and, solely in respect of the multi-currency revolving credit facility, a maximum senior secured net leverage ratio and a minimum interest coverage ratio, both tested quarterly) and events of default.

ITEM 8.01.    Other Events

On March 21, 2014, Orient-Express Hotels Ltd. publicly announced the completion of the foregoing Credit Agreement.

ITEM 9.01.    Financial Statements and Exhibits

(d)        Exhibits

10.1	Credit Agreement dated March 21, 2014 among Orient-Express Hotels Ltd., Belmond Interfin Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and Credit Agricole Corporate and Investment Bank.

99.1	News release of Orient-Express Hotels Ltd. dated March 21, 2014 announcing completion of the foregoing Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

By:    /s/ Edwin S. Hetherington
Name: Edwin S. Hetherington
Title: Vice President, General Counsel and Secretary

Date: March 27, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated March 21, 2014 among Orient-Express Hotels Ltd., Belmond Interfin Ltd., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and Credit Agricole Corporate and Investment Bank.

99.1	News release of Orient-Express Hotels Ltd. dated March 21, 2014 announcing completion of the foregoing Credit Agreement.

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